Exhibit 10.65

EXECUTION COPY

SUBSIDIARY TRADEMARK SECURITY AGREEMENT (this “Agreement”) dated as of May 1, 2006, between WST CORPORATION, a Texas corporation (the “Subsidiary Grantor”) and CREDIT SUISSE (formerly known as Credit Suisse First Boston and referred to herein as “Credit Suisse”) as collateral agent (in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to the Guarantee and Collateral Agreement dated as of April 2, 2005, as supplemented by Supplement No. 1 to Guarantee and Collateral Agreement dated as of October 3, 2005 and Supplement No. 2 to Guarantee and Collateral Agreement dated as of March 17, 2006 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”), among Deltek Systems, Inc. (the “Borrower”), the subsidiaries of the Borrower identified therein and the Collateral Agent. The Lenders have agreed to make Loans and the Issuing Bank has agreed to issue Letters of Credit, in each case subject to the terms and conditions set forth in the Credit Agreement dated as of April 22, 2005, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders named therein and Credit Suisse, as administrative agent and as the Collateral Agent. The Subsidiary Grantor is executing this Agreement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued. The Subsidiary Grantor is an affiliate of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to continue to make additional Loans and the Issuing Bank to issue additional Letters of Credit.

Accordingly, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subsidiary Grantor hereby agrees as follows:

SECTION l. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or the Guarantee and Collateral Agreement, as applicable.

SECTION 2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. The Subsidiary Grantor hereby assigns and pledges to the Collateral Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent (and its successors and assigns), for the ratable benefit of Secured Parties, a continuing security interest in all of the Subsidiary Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and Trademark Licenses to which it is a party, including those referred to on Schedule I hereto;

(b) all reissues, continuations or extensions of the foregoing;

(c) all products and proceeds of the foregoing, including, without limitation, any claim by the Subsidiary Grantor against third parties for past, present or future infringement or dilution of any Trademark or any Trademark licensed under any Trademark License.

SECTION 3. GUARANTEE AND COLLATERAL AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to the Collateral Agent (and its successors and assigns), for the ratable benefit of the Secured Parties, pursuant to the Guarantee and Collateral Agreement. The parties hereto hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guarantee and Collateral Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein, and that the Trademark Collateral shall not include any collateral excluded under Section 4.01(a) of the Guarantee and Collateral Agreement.

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IN WITNESS WHEREOF, the Subsidiary Grantor has caused this Subsidiary Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

WST CORPORATION,

by	/s/ Babette J. Aller
Name:	Babette J. Aller
Title:	Secretary

ACCEPTED AND ACKNOWLEDGED BY:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as Collateral Agent,

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IN WITNESS WHEREOF, the Subsidiary Grantor has caused this Subsidiary Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

WST CORPORATION,

by	/s/ Babette J. Aller
Name:	Babette J. Aller
Title:	Secretary

ACCEPTED AND ACKNOWLEDGED BY:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as Collateral Agent,

By	/s/ James Moran
Name:	JAMES MORAN
Title:	MANAGING DIRECTOR

By	/s/ Denise L. Alvarez
Name:	DENISE L. ALVAREZ
Title:	ASSOCIATE

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